EXHIBIT A

                             JOINT FILING AGREEMENT


      The undersigned hereby agree that the Statement on Schedule 13D with respect to the shares of Class A Common Stock, $0.01 par value, of Presidio Capital Corp. beneficially owned by the undersigned, which will be filed with the Securities and Exchange Commission no later than December 15, 1997 and signed by each of the undersigned, and any amendments to said Statement on
Schedule 13D shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.


Dated:      December 8, 1997
                                    STONEHILL PARTNERS, L.P.



                                    By:   /s/ John A. Motulsky
                                          --------------------------------------
                                          Name:  John A. Motulsky
                                          Title:  General Partner


                                    STONEHILL OFFSHORE PARTNERS LIMITED


                                    By:   STONEHILL ADVISERS LLC



                                          By:   /s/ John A. Motulsky
                                                --------------------------------
                                                Name:  John A. Motulsky
                                                Title:  Member


                                    /s/ John A. Motulsky
                                        -------------------
                                    JOHN A. MOTULSKY